EXHIBIT 32.1
                                                                    ------------


          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     I, Bruce R. Knef, hereby certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Annual Report for the fiscal year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        By: /s/ Bruce R. Knef
                                            ------------------------
                                            Bruce R. Knef
                                            President, Chief Executive Officer
                                            and Chief Financial Officer


                                            April 14, 2008